Exhibit 99.1

American Software, Inc. Adds to Board of Directors

ATLANTA--(BUSINESS WIRE)--July 5, 2023--American Software, Inc. (NASDAQ: AMSWA) today announced that Celena Matlock will join the Company’s Board of Directors as a Class B Director.

Ms. Matlock joins as the ninth member of American Software’s Board of Directors. Ms. Matlock will continue to serve as the Chief Audit, Risk & ESG Officer of Sierra Space, as she has since 2022, an aerospace company that is building a shared ecosystem in space for scientific collaboration and innovation. Prior to Sierra Space, Ms. Matlock served as the Senior Vice President, Internal Audit to Aerion Supersonic, reporting to the Audit Committee to build and lead the internal audit program. Previously, Ms. Matlock held several executive positions at Warner Media and Turner Broadcasting System in financial compliance. Ms. Matlock holds a Bachelor of Business Administration, Accounting from Boston University.

Ms. Matlock’s strong enterprise risk management; financial and IT controls; diversity, equity & inclusion (DEI); and internal audit background will be beneficial to American Software.

“We are pleased to have Ms. Matlock join our Board of Directors where she will bring invaluable insights regarding risk management, DEI and internal audit best practices for today’s SaaS business,” stated Jim Edenfield, Executive Chairman of American Software.

About American Software, Inc.
Atlanta-based American Software, Inc. (NASDAQ: AMSWA), through its operating entity Logility, delivers an innovative technical platform that enables enterprises to accelerate their digital supply chain transformation from product concept to client availability via the Logility® Digital Supply Chain Platform, a single platform spanning Product, Demand, Inventory, Supply, Sourcing, Deploy, Corporate Responsibility (ESG) and Network Optimization aligned with Integrated Business Planning.

Serving clients such as Big Lots, Carter’s, Destination XL, Hostess, Husqvarna Group, Jockey International, Johnson Controls, Parker Hannifin, Red Wing Shoe Company, Spanx, Dole Fresh Vegetables, Inc., and Fender Musical Instrument Co, our solutions are marketed and sold through a direct sales team as well as an indirect global value-added reseller distribution network.

Fueled by supply chain master data, allowing for the automation of critical business processes through the application of artificial intelligence and machine learning algorithms to a variety of internal and external data streams, the comprehensive Logility portfolio delivered in the cloud includes advanced analytics , supply chain visibility, demand, inventory and replenishment planning, Sales and Operations Planning (S&OP), Integrated Business Planning (IBP), supply and inventory optimization, manufacturing planning and scheduling, network design and optimization (NDO), retail merchandise and assortment planning and allocation, product lifecycle management (PLM), sourcing management, vendor quality and compliance, and product traceability. For more information about Logility, please visit www.logility.com. Logility is a wholly-owned subsidiary and operating entity for American Software, Inc. (NASDAQ: AMSWA). You can learn more about American Software at www.amsoftware.com, or by calling (404) 364-7615 or emailing kliu@amsoftware.com.

Forward Looking Statements
This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results or performance to differ materially from what is anticipated by statements made herein. These factors include, but are not limited to, continuing U.S. and global economic uncertainty and the timing and degree of business recovery; the irregular pattern of the Company’s revenues; dependence on particular market segments or customers; competitive pressures; market acceptance of the Company’s products and services; technological complexity; undetected software errors; potential product liability or warranty claims; risks associated with new product development; the challenges and risks associated with integration of acquired product lines, companies and services; uncertainty about the viability and effectiveness of strategic alliances; the Company’s ability to satisfy in a timely manner all Securities and Exchange Commission (SEC) required filings and the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted under that Section; as well as a number of other risk factors that could affect the Company’s future performance. For further information about risks the Company could experience as well as other information, please refer to the Company’s current Form 10-K and other reports and documents subsequently filed with the SEC. For more information, contact: Kevin Liu, American Software, Inc., (626) 657-0013 or email kliu@amsoftware.com.

Contacts

Financial Information Press Contact:

Vincent C. Klinges
Chief Financial Officer
American Software, Inc.
(404) 264-5477